EXHIBIT 23.1.12

EXHIBIT 23.1.12

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2011, with respect to the balance sheet of ATEL Associates 14, LLC as of December 31, 2010 included in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1, No. 333-159578) and Prospectus of ATEL 14, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California
April 1, 2011